Exhibit 99.1

February 27, 2024

Zeta Delivers Fourth Consecutive Year of 20%+ Revenue Growth in 2023

Finished 2023 with 10 straight quarters of beating & raising guidance

•
Delivered revenue of $210M, up 20% Y/Y in 4Q’23, and $729M, up 23% Y/Y in 2023
•
Increased Scaled Customer count 12% Y/Y and Super-Scaled Customer count 27% Y/Y
•
Grew Scaled Customer ARPU 10% Y/Y to $1.57M in 2023
•
Generated cash flow from operating activities of $27M in 4Q’23, and $91M in 2023
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Guiding to fifth consecutive year of 20%+ revenue growth

NEW YORK – Zeta Global (NYSE: ZETA), the AI-Powered Marketing Cloud, today announced financial results for the fourth quarter and full year ended December 31, 2023.

“The marketing ecosystem is in a state of change,” said David A. Steinberg, Co-Founder, Chairman, and CEO of Zeta. “Artificial Intelligence has moved from a theoretical to a board room conversation with Chief Marketing Officers mandated to make AI more actionable to deliver greater efficiency and better experiences for consumers. By putting intelligence at the center of our platform and making Generative AI more actionable for marketers, we are at the forefront of a wave that is driving a replacement cycle and accelerating digital transformation.”

“A 10th straight beat and raise quarter continues to demonstrate our consistent execution and ability to capitalize on our competitive advantages,” said Chris Greiner, Zeta’s CFO. “We enter 2024 from a position of strength, as evidenced by multiple elements of our 2024 guidance including: a fifth consecutive year of 20%+ growth, continued Adjusted EBITDA margin expansion, and an acceleration in free cash flow conversion.”

Fourth Quarter 2023 Highlights

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Total revenue of $210 million, increased 20% Y/Y.
•
Scaled Customer count increased to 452 from 440 in 3Q’23 and 403 in 4Q’22.
•
Super-Scaled Customer count increased to 131 from 124 in 3Q’23 and 103 in 4Q’22.
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Quarterly Scaled Customer ARPU of $454,000, increased 7% Y/Y.
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Quarterly Super-Scaled Customer ARPU of $1.31 million, decreased 1% Y/Y.
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Direct platform revenue mix of 73% of total revenue, compared to 70% in 3Q’23, and compared to 75% in 4Q’22.
•
GAAP cost of revenue percentage of 40.2%, increased 130 basis points Q/Q, and increased 260 basis points Y/Y.

•
GAAP net loss of $35 million, or 17% of revenue, driven primarily by $63 million of stock-based compensation. The net loss in 4Q’22 was $52 million, or 30% of revenue.
•
GAAP loss per share of $0.22, compared to a loss per share of $0.36 in 4Q’22.
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Cash flow from operating activities of $27 million, compared to $23 million in 4Q’22.
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Free Cash Flow1 of $18 million, compared to $14 million in 4Q’22.
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Repurchased $3.9 million worth of shares through our share repurchase program.
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Adjusted EBITDA1 of $44.8 million, increased 38% Y/Y from $32.4 million in 4Q’22.
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Adjusted EBITDA margin1 of 21.3%, increased from 18.5% in 4Q’22.

Full Year 2023 Highlights

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Total revenue of $729 million, increased 23% Y/Y.
•
Scaled Customer ARPU of $1.57 million, increased of 10% Y/Y.
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Super Scaled Customer ARPU of $4.55 million, increased of 1% Y/Y.
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Direct platform revenue mix of 72% of total revenue, compared to 77% in 2022.
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Net Revenue Retention of 111%, compared to 112% in 2022.
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GAAP cost of revenue percentage of 37.7%, increased 120 basis points Y/Y.
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GAAP net loss of $187 million, or 26% of revenue, was driven primarily by $243 million of stock-based compensation. The net loss in 2022 was $279 million, or 47% of revenue.
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GAAP loss per share of $1.20, compared to a loss per share of $2.01 in 2022.
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Cash flow from operating activities of $91 million, compared to $78 million in 2022.
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Free Cash Flow1 of $55 million, compared to $39 million in 2022.
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Repurchased $15.4 million worth of shares through our share repurchase program.
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Adjusted EBITDA1 of $129.4 million, an increase of 40% compared to $92.2 million in 2022.
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Adjusted EBITDA margin1 of 17.8%, compared to 15.6% in 2022.

1 Free Cash Flow, Adjusted EBITDA, and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Measures” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures at the end of this release.

Guidance

First Quarter 2024

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Revenue of $185 million to $189 million, representing a year-over-year increase of 17% to 20%.
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Adjusted EBITDA of $28.8 million to $29.3 million, representing a year-over-year increase of 20% to 22% and an Adjusted EBITDA margin of 15.2% to 15.8%.

Full Year 2024

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Revenue of $870 million to $880 million, representing a year-over-year increase of 19% to 21%.
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Adjusted EBITDA of $165 million to $167 million, representing a year-over-year increase of 28% to 29% and an Adjusted EBITDA margin of 18.8% to 19.2%.
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Free Cash Flow of $75 million to $85 million.

Zeta 2025

Zeta 2025 is a long-term plan introduced by the Company in 2022, intended to drive the Company’s vision to become one of the largest marketing clouds in the industry, with targets for business, product, and industry leadership. The financial targets of this plan are to generate in excess of $1 billion in annual revenue with at least 20% Adjusted EBITDA margins by 2025. In February 2023, we added an additional financial target to the plan of Free Cash Flow with a target of at least $110 million by 2025. In September 2023, we announced that we expect to achieve our Zeta 2025 targets early.

Investor Conference Call and Webcast

Zeta will host a conference call today, Tuesday, February 27, 2024, at 4:30 p.m. Eastern Time to discuss financial results for the fourth quarter and full year 2023. A supplemental earnings presentation and a live webcast of the conference call can be accessed from the Company’s investor relations website (https://investors.zetaglobal.com/) where they will remain available for one year.

About Zeta

Zeta Global (NYSE: ZETA) is the AI-Powered Marketing Cloud that leverages advanced artificial intelligence (AI) and trillions of consumer signals to make it easier for marketers to acquire, grow, and retain customers more efficiently. Through the Zeta Marketing Platform (ZMP), our vision is to make sophisticated marketing simple by unifying identity, intelligence, and omnichannel activation into a single platform – powered by one of the industry’s largest proprietary databases and AI. Our enterprise customers across multiple verticals are empowered to personalize experiences with consumers at an individual level across every channel, delivering better results for marketing programs. Zeta was founded in 2007 by David A. Steinberg and John Sculley and is headquartered in New York City with offices around the world. To learn more, go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our 2024 guidance, the Zeta 2025 plan, the financial targets of Zeta 2025 and the timing of when we will achieve the Zeta 2025 plan, the capabilities of AI and Zeta’s platform, the acceleration of the digital transformation, and the growth and expansion of AI and the Zeta Marketing Platform are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our anticipated future financial performance, our market opportunities and our expectations regarding our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “guidance” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: global supply chain disruptions; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond Zeta’s control; increases in our borrowing costs as a result of changes in interest rates and other factors; the impact of inflation on us and on our customers; potential fluctuations in our operating results, which could make our future operating results difficult to predict; underlying circumstances, including cash flows, cash position, financial performance, market conditions and potential acquisitions; prevailing stock prices, general economic and market condition; the impact of future pandemics, epidemics and other health crises on the global economy, our customers, employees and business; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; the escalating conflict in Israel, Gaza and in the surrounding areas; our ability to innovate and make the right investment decisions in our product offerings and platform; the impact of new generative AI capabilities and the proliferation of AI on our business; our ability to attract and retain customers, including our scaled and super-scaled customers; our ability to manage our growth effectively; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

The 2024 guidance provided herein and Zeta 2025 targets are based on Zeta’s current estimates and assumptions and are not a guarantee of future performance. The guidance provided and Zeta 2025 targets are subject to significant risks and uncertainties, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (“SEC”), that could cause actual results to differ materially. There can be no assurance that the Company will achieve the results expressed by this guidance or the targets.

Availability of Information on Zeta’s Website and Social Media Profiles

Investors and others should note that Zeta routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Zeta investor relations website at https://investors.zetaglobal.com (“Investors Website”). We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Investors Website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Zeta to review the information that it shares on the Investors Website and to regularly follow our social media profile links located at the bottom of the page on www.zetaglobal.com. Users may automatically receive email alerts and other information about Zeta when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Investors Website.

Social Media Profiles:

www.twitter.com/zetaglobal

www.facebook.com/ZetaGlobal/

www.linkedin.com/company/zetaglobal

www.instagram.com/zetaglobal/

The Following Definitions Apply to the Terms Used Throughout this Release, the Supplemental Earnings Presentation and Investor Conference Call

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Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it direct platform revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered integrated platform revenue.
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Cost of revenue: Cost of revenue excludes depreciation and amortization and consists primarily of media and marketing costs and certain personnel costs. Media and marketing costs consist primarily of fees paid to third-party publishers, media owners or managers, and strategic partners that are directly related to a revenue-generating event. We pay these third-party publishers, media owners or managers and strategic partners on a revenue-share, a cost-per-lead, cost-per-click, or cost-per-thousand-impressions basis. Personnel costs included in cost of revenues include salaries, bonuses, commissions, stock-based compensation and employee benefit costs primarily related to individuals directly associated with providing services to our customers.
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Scaled Customers: We define scaled customers as customers from which we generated at least $100,000 in revenue on a trailing twelve-month basis. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
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Super-Scaled Customers: We define super-scaled customers, which is a subset of Scaled Customers, as customers from which we generated at least $1,000,000 in revenue on a trailing twelve-month basis. We calculate the number of super-scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the super-scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
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Scaled Customer ARPU: We calculate the scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the average number of scaled customers during that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
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Super-Scaled Customer ARPU: We calculate the super-scaled customer ARPU as revenue for the corresponding period divided by the average number of super-scaled customers during that period. We believe that super-scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
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Net Revenue Retention (“NRR”): We calculate our annual NRR rate by dividing current year revenue earned from customers from which we also earned revenue in the prior year, by the prior year revenues. We exclude political and advocacy customers, which represented 1.8% and 6.3% of revenue for 2023 and 2022, respectively, from our calculation of annual NRR rate because of the biennial nature of these customers.

Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

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Adjusted EBITDA is a non-GAAP financial measure defined as net loss adjusted for interest expense, depreciation and amortization, stock-based compensation, income tax (benefit) / provision, acquisition related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expenses, gain on extinguishment of debt, certain non-recurring IPO related expenses, including the payroll taxes related to vesting of restricted stock and restricted stock units upon the completion of the IPO, and other expenses. Acquisition related expenses and restructuring expenses primarily consist of severance and other employee-related costs which we do not expect to incur in the future as acquisitions of businesses may distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses consist of non-cash expenses such as changes in fair value of acquisition related liabilities, gains and losses on extinguishment of acquisition related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring IPO related expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.
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Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by the total revenues for the same period.
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Free Cash Flow is a non-GAAP financial measure defined as cash from operating activities, less capital expenditures and website and software development costs, adjusted for the effect of exchange rates on cash and cash equivalents.

Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow provide us with useful measures for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Nevertheless our use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under GAAP. Other companies may calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net loss.

We calculate forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow guidance and targets to forward looking GAAP net income (loss), GAAP net income (loss) margin or cash flows from operating activities, respectively, because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Scott Schmitz

ir@zetaglobal.com

Press

James A. Pearson

press@zetaglobal.com

Zeta Global Holdings Corp.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$131,732	$121,110
Accounts receivable, net of allowance of $3,564 and $1,882 as of December 31, 2023 and December 31, 2022, respectively	170,131	106,322
Prepaid expenses	6,269	7,150
Other current assets	1,622	1,866
Total current assets	309,754	236,448
Non-current assets:
Property and equipment, net	7,452	5,981
Website and software development costs, net	32,124	36,713
Right-to-use asset - operating leases, net	6,603	7,388
Intangible assets, net	48,781	44,358
Goodwill	140,905	133,069
Deferred tax assets, net	728	745
Other non-current assets	4,367	1,800
Total non-current assets	240,960	230,054
Total assets	$550,714	$466,502
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63,572	$33,668
Accrued expenses	85,455	72,364
Acquisition-related liabilities	17,234	14,743
Deferred revenue	3,301	2,228
Other current liabilities	6,823	5,707
Total current liabilities	176,385	128,710
Non-current liabilities:
Long-term borrowings	184,147	183,953
Acquisition-related liabilities	3,060	17,932
Other non-current liabilities	6,602	7,877
Total non-current liabilities	193,809	209,762
Total liabilities	370,194	338,472
Stockholders’ equity:
Class A common stock $ 0.001 per share par value, up to 3,750,000,000 shares authorized, 188,631,432 and 175,266,917 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	189	175
Class B common stock $ 0.001 per share par value, up to 50,000,000 shares authorized, 29,055,489 and 32,099,302 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	29	32
Additional paid-in capital	1,140,849	900,924
Accumulated deficit	(958,537)	(771,056)
Accumulated other comprehensive loss	(2,010)	(2,045)
Total stockholders’ equity	180,520	128,030
Total liabilities and stockholders' equity	$550,714	$466,502

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenues	$210,320	$175,140	$728,723	$590,961
Operating expenses:
Cost of revenues (excluding depreciation and amortization)	84,615	65,979	274,482	215,466
General and administrative expenses	51,397	51,017	205,419	213,615
Selling and marketing expenses	72,727	76,194	288,441	299,238
Research and development expenses	19,945	17,231	73,869	69,454
Depreciation and amortization	13,495	12,430	51,149	51,878
Acquisition-related expenses	—	—	203	344
Restructuring expenses	—	—	2,845	—
Total operating expenses	$242,179	$222,851	$896,408	$849,995
Loss from operations	(31,859)	(47,711)	(167,685)	(259,034)
Interest expense	2,800	2,301	10,939	7,303
Other expenses	682	1,872	7,820	13,983
Change in fair value of warrants and derivative liabilities	—	—	—	410
Total other expenses	$3,482	$4,173	$18,759	$21,696
Loss before income taxes	(35,341)	(51,884)	(186,444)	(280,730)
Income tax (benefit)/provision	(60)	(131)	1,037	(1,491)
Net loss	$(35,281)	$(51,753)	$(187,481)	$(279,239)
Other comprehensive income:
Foreign currency translation adjustment	(113)	(1,477)	(35)	(56)
Total comprehensive loss	$(35,168)	$(50,276)	$(187,446)	$(279,183)
Net loss per share
Net loss available to common stockholders	$(35,281)	$(51,753)	$(187,481)	$(279,239)
Basic loss per share	$(0.22)	$(0.36)	$(1.20)	$(2.01)
Diluted loss per share	$(0.22)	$(0.36)	$(1.20)	$(2.01)
Weighted average number of shares used to compute net loss per share
Basic	163,922,676	145,489,764	156,697,308	138,985,265
Diluted	163,922,676	145,489,764	156,697,308	138,985,265

The Company recorded total stock-based compensation as follows:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Cost of revenues (excluding depreciation and amortization)	$404	$2,198	$2,502	$6,634
General and administrative expenses	22,244	24,528	88,465	113,401
Selling and marketing expenses	31,799	34,612	124,732	152,377
Research and development expenses	8,688	6,365	27,182	26,580
Total	$63,135	$67,703	$242,881	$298,992

Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(187,481)	$(279,239)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	51,149	51,878
Stock-based compensation	242,881	298,992
Deferred income taxes	11	(2,668)
Change in fair value of warrant and derivative liabilities	—	410
Change in fair value of acquisition-related liabilities	7,200	12,990
Others, net	2,015	(592)
Change in non-cash working capital (net of acquisitions):
Accounts receivable	(64,052)	(19,826)
Prepaid expenses	1,061	(270)
Other current assets	243	(214)
Other non-current assets	(1,526)	63
Deferred revenue	807	(4,566)
Accounts payable	26,262	13,530
Accrued expenses and other current liabilities	12,443	10,001
Other non-current liabilities	(490)	(2,003)
Net cash provided by operating activities	90,523	78,486
Cash flows from investing activities:
Capital expenditures	(20,483)	(22,232)
Website and software development costs	(15,487)	(17,004)
Acquisitions and other investments, net of cash acquired	(18,245)	(9,209)
Net cash used for investing activities	(54,215)	(48,445)
Cash flows from financing activities:
Cash paid for acquisition-related liabilities	(15,508)	(5,959)
Proceeds from credit facilities, net of issuance cost	11,250	5,625
Issuances under employee stock purchase plan	3,058	2,742
Exercise of options	241	199
Repurchase of shares	(13,443)	(9,607)
Repayments against the credit facilities	(11,250)	(5,625)
Net cash used for financing activities	(25,652)	(12,625)
Effect of exchange rate changes on cash and cash equivalents	(34)	(165)
Net increase in cash and cash equivalents	10,622	17,251
Cash and cash equivalents, beginning of period	121,110	103,859
Cash and cash equivalents, end of period	$131,732	$121,110
Supplemental cash flow disclosures including non-cash activities:
Cash paid for interest, net	$10,481	$5,673
Cash paid for income taxes, net	$1,900	$1,611
Liability established in connection with acquisitions	$8,189	$20,529
Capitalized stock-based compensation as website and software development	$3,790	$5,394
Shares issued in connection with acquisitions and other agreements	$5,387	$19,005
Non-cash settlement of warrants and derivative liabilities	$—	$410
Right-to-use asset established	$165	$9,559
Operating lease liabilities established	$165	$12,050
Non-cash consideration for website and software development	$963	$1,654

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss and net loss margin, respectively, the most directly comparable financial measures calculated and presented in accordance with GAAP.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net loss	$(35,281)	$(51,753)	$(187,481)	$(279,239)
Net loss margin	(16.8)%	(29.5)%	(25.7)%	(47.3)%
Add back:
Depreciation and amortization	13,495	12,430	51,149	51,878
Restructuring expenses	—	—	2,845	—
Acquisition-related expenses	—	—	203	344
Stock-based compensation	63,135	67,703	242,881	298,992
Other expenses	682	1,872	7,820	13,983
Change in fair value of warrants and derivative liabilities	—	—	—	410
Interest expense	2,800	2,301	10,939	7,303
Income tax (benefit)/provision	(60)	(131)	1,037	(1,491)
Adjusted EBITDA	$44,771	$32,422	$129,393	$92,180
Adjusted EBITDA margin%	21.3%	18.5%	17.8%	15.6%

The following table reconciles Cash Flows from Operating Activities in the Consolidated statements of cash flows to free cash flow.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Cash Flows from Operating Activities	$26,962	$23,097	$90,523	$78,486
Capital expenditures	(5,597)	(5,067)	(20,483)	(22,232)
Website and software development costs	(3,143)	(4,184)	(15,487)	(17,004)
Effect of exchange rate changes on cash and cash equivalents	(41)	(36)	(34)	(165)
Free Cash Flows	$18,181	$13,810	$54,519	$39,085